EXHIBIT 4.1

WAVE SYSTEMS CORP.
CONVERTIBLE BRIDGE INSTRUMENT
AND WARRANT
SUBSCRIPTION AGREEMENT
If and when accepted by Wave Systems Corp. (the “Company”), this Convertible Bridge Instrument and Warrant Subscription Agreement (this “Agreement”), when executed below, shall constitute a subscription for the purchase of an instrument substantially in the form attached hereto as Exhibit A (the “Bridge Instrument”) up to an aggregate amount (“Original Amount”) of $1,500,000, and Warrants to purchase shares of the Company’s Class A Common Stock (the “Equity Securities”), substantially in the form attached hereto as Exhibit B (the “Warrants”) (the Bridge Instruments and the Warrants are collectively referred to hereinafter as the “Securities”). A SUBSCRIBER (THE “INVESTOR”), BY EXECUTING BELOW, ACKNOWLEDGES THAT HE/SHE/IT UNDERSTANDS THAT THE COMPANY IS RELYING UPON THE ACCURACY AND COMPLETENESS HEREOF IN DECIDING WHETHER TO ACCEPT THIS AGREEMENT AND TO SELL TO THE INVESTOR, IN COMPLIANCE WITH ITS OBLIGATIONS UNDER APPLICABLE SECURITIES LAWS.
Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company and to each of the other investors in the Securities (the “Other Investors”), as of the date of this Agreement as follows:
Ability to Bear Risk. The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of his/her/its investment in the Securities.
Risk Factors; High Degree of Risk; Risk Factors. THE RISK FACTORS OF THE COMPANY SET FORTH IN THE COMPANY’S PUBLICLY AVAILABLE 10-Q FILING DATED AUGUST 15, 2014 ARE INCORPORATED HEREIN BY REFERENCE. THE INVESTOR RECOGNIZES THAT THE SECURITIES AS INVESTMENTS INVOLVE A HIGH DEGREE OF RISK. There can be no assurance that the Company will be able meet its business and financial objectives and commitments and the Company will need significant additional capital to continue as a going concern and/or to repay the Bridge Instrument in cash, which capital may not be available and will be difficult to obtain. The Investor recognizes that if the Company does not secure sufficient additional financing, it will likely be unable to continue as a going concern.
Professional Advice. The Investor has obtained, to the extent he/she/it deems necessary, his/her/its own professional advice with respect to the risks inherent in the investment in the Securities, the condition of the Company and the suitability of the investment in the Securities in light of his/her/its financial condition and investment needs.
Suitability. The investment in the Securities is suitable for the Investor based upon his/her/its investment objectives and financial needs, and the Investor has adequate net worth and means for providing for his/her/its current financial needs and contingencies and has no need for liquidity of investment with respect to the Securities. The Investor’s overall commitment to investments which are illiquid or not readily marketable is not disproportionate to his/her/its net worth, and investment in the Securities will not cause such overall commitment to become excessive.

Access to Information. The Investor has been given access to information relating the current financial condition of the Company and the risks associated therewith, and has utilized such access to his or her satisfaction for the purpose of obtaining information about the Company; particularly, the Investor has either attended (by phone or in person) or been given reasonable opportunity to attend a meeting with the management of the Company for the purpose of asking questions of, and receiving answers from, such management concerning the current condition and prospects of the Company NS the terms and conditions of the offering of the Securities, and has had the opportunity to obtain any additional information requested by investor regarding (a) the condition and prospects of the Company, and/or (b) necessary to verify the accuracy of information provided about the Company.
Purchase Entirely for Own Account. The Securities will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof; the Investor has no present intention of selling, granting any participation in or otherwise distributing the Securities in a manner contrary to the Securities Act of 1933, as amended (the “Act”), or any applicable state securities or Blue Sky law, and the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
Due Diligence. The Investor has been responsible for his/her/its own due diligence investigation of the Company and its business, and his/her/its analysis of the merits and risks of the investment made pursuant to this Agreement, including through the review of publicly available information about the Company, and is not relying on anyone else’s analysis or investigation of the Company, its business or the merits and risks of the Securities. In taking any action or performing any role relative to the arranging of the investments being made pursuant to this Agreement, the Investor has acted solely in his/her/its own interest and not in that of any of the Other Investors, and none of the Other Investors (or any of their respective employees or agents) has acted as an agent or fiduciary for the Investor.
Restricted Securities. The Investor realizes that (a) there are substantial restrictions on the transferability of the Securities (together with the securities issuable upon the exercise of the Warrants or the conversion of the Bridge Instrument (the “Conversion Securities”)) imposed by law and that such Securities or the Conversion Securities cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available. In this connection, the Investor represents that he/she/it is familiar with Rule 144 of the Securities and Exchange Commission (the “SEC”), as presently in effect, and understands the resale limitations imposed thereby and by the Act.
Exemption Reliance. The Investor has been advised that neither the Securities nor any of the Conversion Securities are being registered under the Act or the applicable state securities laws, but each is being offered and sold pursuant to exemptions from such laws, and that the Company’s reliance upon such exemptions is predicated in part on the Investor’s representations contained herein. If other than an individual, the Investor represents that it has not been organized for the purpose of investing in the Securities.
Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities or the Conversion Securities unless and until such may be sold under the provisions of Rule 144 or there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.
Residency. For purposes of the application of state securities laws, the Investor represents that he or she is a bona fide resident of, and is domiciled in, the state set forth in such investor’s address on page 6.

Accreditation. EACH INVESTOR MUST QUALIFY AS AN “ACCREDITED INVESTOR” AS THAT TERM IS DEFINED BY THE SEC. PLEASE INITIAL ONE OR MORE CATEGORIES BELOW APPROPRIATE TO INVESTOR’S QUALIFICATION.
The Investor represents and warrants that he/she/it is:
☐(i) A bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors;
☐(ii) A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
☐(iii) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;
☐(iv) A director or executive officer of the Company;
☐(v) A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of her purchase exceeds $1,000,000 (exclusive of such individual’s principal residence, with a deduction to be taken for negative equity in any residence);
☐(vi) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
☐(vii) A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b) (2) (ii); or
☐(viii) An entity in which all of the equity owners are Accredited Investors. (If this alternative is checked, you must identify each equity owner and provide statements signed by each demonstrating how each qualifies as an accredited investor.)
Tax Identification; Withholding. Under penalties of perjury, the Investor certifies that (a) the number shown on page 6 hereto opposite the Investor’s name is the Investor’s correct TIN/Social Security number and (b) the Investor is not subject to back‑up withholding, either because he or she has not been notified that he or she is subject to back‑up withholding as a result of a failure to report all interest and dividends or because the Internal Revenue Service has notified the Investor that he or she is no longer subject to back‑up withholding. (If the Investor has at any time received notice from the Internal Revenue Service that he or she is subject to back-up withholding and has not subsequently received a notice advising the Investor of the termination of back-up withholding, strike the second clause (b) above of the foregoing representation.)
Covenants. The Investor and the Company agree that:
Transfer Restriction. The Investor will not transfer or assign this Agreement or any of his/her/its interest herein. The Securities and the Conversion Securities shall be assigned or transferred only in accordance with their terms, the provisions hereof and all applicable laws.
No Revocation. The Investor may not cancel, terminate or revoke this Agreement, and this Agreement shall be binding upon his/her/its successors, assigns, legal representatives, heirs, legatees and distributes.
Indemnification. The Investor and the Company shall indemnify, hold harmless and defend the other and its affiliates, agents and attorneys with respect to any and all loss, damage, expense, claim, action or liability any of them may incur as a result of the breach or untruth of any of the agreements, representations and warranties set forth in this Agreement. If the Company or the Investor, or anyone acting on either of their behalf, discovers any breach or untruth of any such agreement, representations or warranties, the Company or the Investor may, at its option, forthwith rescind the sale or purchase, as the case may be, of the Securities.
Waivers and Amendments. Any provision of this Agreement or the Securities may be amended, waived or modified only upon the written consent of the Company and the Investors holding Bridge Instruments representing at least a majority of the Original Amounts (the “Majority in Interest”). Any such amendment, waiver or modification effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding and each future holder of all such Securities. Each Investor acknowledges that by the operation of this paragraph, the holders of a Majority in Interest will have the right and power to modify all rights of such Investor under this Agreement and the Securities, so long as all such holders are treated equally and ratably.
Governing Law; Successors. The Investor agrees that this Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, that the rights, powers and duties set forth herein shall be binding upon the Investor, his or her heirs, estate, legal representatives, successors and assigns, and shall inure to the benefit of his or her successors and assigns.
THE INVESTOR HAS BEEN ADVISED, PRIOR TO HIS/HER/ITS PURCHASE OF THE SECURITIES, THAT NEITHER THE OFFERING OF THE SECURITIES NOR THE CONVERSION SECURITIES NOR ANY OFFERING MATERIALS HAVE BEEN REVIEWED BY ANY ADMINISTRATOR UNDER THE ACT, THE DELAWARE CORPORATIONS CODE OR ANY OTHER APPLICABLE SECURITIES LAWS (THE “ACTS”) AND THAT THE SECURITIES AND THE CONVERSION SECURITIES HAVE NOT BEEN REGISTERED UNDER ANY OF THE ACTS AND THEREFORE CANNOT BE RESOLD UNLESS THEY ARE REGISTERED UNDER THE ACTS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE INVESTOR MUST RELY ON HIS/HER/ITS OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED IN MAKING AN INVESTMENT DECISION ON THE SECURITIES. THE COMPANY’S DOCUMENTS AND ANY STATEMENTS MADE TO INVESTORS, ALL WITH RESPECT TO THE BUSINESS OF THE COMPANY, ITS MANAGEMENT OR ITS FINANCIAL CONDITION, HAVE NOT BEEN REVIEWED OR PASSED UPON BY ANY FEDERAL, STATE OR LOCAL SECURITIES ADMINISTRATOR OR OTHER GOVERNMENTAL AGENCY. THE COMPANY HAS SPECIFICALLY REQUESTED ITS COUNSEL NOT TO UNDERTAKE ANY SIGNIFICANT ROLE IN THE DISCLOSURE PROCESS OR TO OPINE ON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE. CONSEQUENTLY, THE COMPANY’S COUNSEL SHOULD NOT BE LOOKED TO FOR ANY ASSURANCE THAT THERE HAVE NOT BEEN MATERIAL OMISSIONS OR MISSTATEMENTS IN THE OFFER AND SALE OF THESE SECURITIES. THE INVESTOR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY AGREES NOT TO MAKE ANY CLAIM OR BRING ANY ACTION AND WAIVES AND RELEASES ANY AND ALL CLAIMS AGAINST THE COMPANY OR ITS COUNSEL RELATED TO ANY DISCLOSURE OR LACK THEREOF.
The Investor has completed this Agreement as of the date indicated below and understands that this subscription is subject to acceptance by the Company.
The closing of the transactions contemplated hereby will occur on September 24, 2015 (the “Closing Date”). On the Closing Date, the Investor shall pay to the Company by wire transfer of immediately available funds the aggregate purchase price set forth on the signature page hereto in accordance with wire transfer instructions provided to the Investor.  Following such payment, the Company will deliver to the Investor (by overnight courier to the address set forth on the signature page hereto) (i) a Bridge Instrument in the Original Amount set forth on the signature page hereto and (ii) a Warrant to purchase the number of shares of Common Stock set forth on the signature page hereto, in each case registered in the name of the Investor.
THIS AGREEMENT SHALL NOT CONSTITUTE A BINDING COMMITMENT ON THE PART OF THE COMPANY UNTIL (A) THE COMPANY HAS TIMELY RECEIVED AN EXECUTED COPY OF THE COMPLETED SUBSCRIPTION AGREEMENT FROM THE INVESTOR, (B) THE COMPANY HAS DELIVERED TO THE INVESTOR AN EXECUTED COUNTERPART SIGNATURE PAGE HERETO AND (C) THE INVESTOR HAS PAID THE PURCHASE PRICE SET FORTH ON THE SIGNATURE PAGE HERETO IN FULL ON THE DATE HEREOF.  THE INVESTOR ACKNOWLEDGES THAT, AT ANY TIME PRIOR TO THE DELIVERY OF ITS EXECUTED COUNTERPART SIGNATURE PAGE, THE COMPANY MAY ELECT TO NOT ENTER INTO THIS SUBSCRIPTION AGREEMENT FOR ANY REASON.

This AGREEMENT constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior understandings, PROPOSALS, TERM SHEETS AND/OR agreements, whether written or oral, with respect to such subject matter.

[Signature page follows]

PLEASE PRINT OR TYPE
Date:    [_____]
Purchase Price and Original Amount of the Bridge Instrument: $________________ (the “Original Amount”)
Repayment Date:    [_____]
Repayment Amount:    $ ________________ (Original Amount x 1.2)
Warrant Shares:    _________________
Warrant Price:    $[_____] (1)
Exercise Price:    $_________________
Investor information:
Name:
Mailing Address:

TIN/Social Security Number:
Telephone number:
E-mail:

Signature of Investor:
By:
Name:
Title:          (if applicable)

ACCEPTED BY WAVE SYSTEMS CORP

By:
Name: ___________________________
Title: ____________________________
Dated:_________________________

(1)Last Closing Consolidated Bid Price of the Company’s common stock on NASDAQ as of the time this Agreement is executed.